Exhibit 10.16.1

FIRST AMENDMENT

TO THE

COMMERCIAL CAPITAL BANK

EXECUTIVE BONUS AGREEMENT

DATED JULY 23, 2002

FOR

STEPHEN H. GORDON

THIS AMENDMENT executed on this 29th day of August, 2003, by and between COMMERCIAL CAPITAL BANK, a savings association located in Irvine, California (the “Company”) and STEPHEN H. GORDON (the “Executive”).

The Company and the Executive executed the EXECUTIVE BONUS AGREEMENT on July 23, 2002 (the “Agreement”).

The undersigned hereby amend, in part, said Agreement for the purpose of modifying the Change of Control definition. Therefore,

Section 1.2 of the Agreement shall be deleted in its entirety and replaced by the following Section 1.2:

1.2 “Change of Control” means, for purposes of this Agreement, a “Change of Control” of the Bank or Holding Company shall mean an event of a nature that: (i) would be required to be reported in response to Item I(a) of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); or (ii) results in a Change of Control of the Bank or the Holding Company within the meaning of the Home Owners’ Loan Act of 1933, as amended, the Federal Deposit Insurance Act, and the Rules and Regulations promulgated by the OTS (or its predecessor agency), as in effect on the date hereof (provided, that in applying the definition of change in control as set forth under the rules and regulations of the OTS, the Board of Directors shall substitute its judgment for that of the OTS); or (iii) without limitation such a Change of Control shall be deemed to have occurred at such time as (A) any “person” (as the term is used in Section 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of voting securities of the Bank or the Holding Company representing 20% or more of the Bank’s or the Holding Company’s outstanding voting securities or right to acquire such securities except for any voting securities of the Bank purchased by the Holding Company and any voting securities purchased by any employee benefit plan of the Bank or the Holding Company, or (B) individuals who constitute the Board of Directors on the date hereof (the “Incumbent Board”) cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Holding Company’s stockholders was approved by a Nominating Committee solely comprised of members who are Incumbent Board members, shall be, for purposes of this clause (B), considered as though he were a member of the Incumbent Board, (C), a plan or reorganization, merger, consolidation, sale of all or substantially all the assets of the Bank or Holding Company or similar transaction occurs or is effectuated in which the Bank or Holding Company is not the resulting entity; provided, however, that such an event listed above will be deemed to have occurred or to have been effectuated upon receipt of all required federal regulatory approvals not including the lapse of any statutory waiting periods, or (D) a proxy statement shall be distributed soliciting proxies from stockholders of the Holding Company, by someone other than the current management of the Holding Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Holding Company or Bank with one or more corporations as a result of which the outstanding shares of the class of securities then subject to such plan or transaction are exchanged for or converted into cash or property or securities not issued by the Bank or the Holding Company shall be distributed; or (E) a tender offer is made and accepted for 20% or more of the voting securities of the Bank or Holding Company then outstanding.

The change in composition of the Board of Directors occasioned by a conservatorship or receivership, or by directive of the OTS (or its successor), should not be construed as a Change of Control for the purposes of triggering the obligations to render compensation under this Plan.

IN WITNESS OF THE ABOVE, the Executive and the Company have agreed to this First Amendment.

Executive:	Company:
Commercial Capital Bank

/s/	/s/
Stephen H. Gordon	Its

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